Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT
This TRANSITION AND SEPARATION AGREEMENT (this “Agreement”) is made, as of the “Effective Date” (as defined in Section 14 below), by and between Timothy Go (“Executive”), Calumet GP, LLC, Calumet Specialty Products Partners, L.P., a Delaware limited partnership and its direct or indirect subsidiaries and other affiliates (collectively, the “Company”). Executive and the Company hereby agree as follows:
1.Separation Date. Executive’s employment with the Company shall terminate on the earliest to occur of (a) the date upon which the Company terminates Executive’s employment for “Cause” (as defined in Executive’s Employment, Confidentiality and Non-Compete Agreement entered into with the Company, effective as of September 14, 2015, except as modified herein (the “Employment Agreement”)), or (b) June 1, 2020, unless mutually agreed by the parties to extend such date by up to four (4) weeks in order to accommodate the timing of the anticipated sale of the Great Falls Refinery (such last day of employment with the Company being, the “Separation Date”). For the sake of clarity, in addition to any other compensation Executive may be eligible to receive under this Agreement, in Executive’s final paycheck for all wages earned through the Separation Date, the Company will pay to Executive (i) all accrued and unpaid Base Salary (as defined below) through the Separation Date, (ii) reimbursement for all incurred but unreimbursed expenses for which Executive is entitled pursuant to the terms of Section 4 of the Employment Agreement, and (iii) benefits to which Executive is entitled under the terms of any Company benefit plans or programs (collectively, the “Accrued Obligations”). Effective as of the Separation Date, Executive hereby resigns as an officer, director, member of any board of managers or directors (or similar governing body) or fiduciary of the Company or of any corporation, limited liability entity or other entity in which the Company holds an equity interest and with respect to which board (or similar governing body) Executive serves as the Company’s designee or other representative. Executive agrees to execute any additional documents, as may be required, to memorialize such resignations.

2.Transition Date; Duties. From the date upon which Executive signs this Agreement through the Separation Date (the “Transition Period”), Executive shall continue to perform the duties and responsibilities requested and assigned to Executive by the board of directors of the Company (the “Board”) from time to time, including, but not limited to, the successful transition of Executive’s role as Chief Executive Officer of the Company, in a reasonable, timely and professional manner, to the best of Executive’s abilities and in the best interests of the Company. Prior to the Separation Date, Executive agrees to remain loyal to the Company, and not to engage in any conduct that creates a conflict of interest to, or damages the reputation of, the Company. At any time prior to the Separation Date, the Company may (in its sole discretion) direct Executive to work from home, depending on the Company’s needs, and/or reassign any and all of Executive’s duties and responsibilities to others (such Company action shall be referred to herein as a “Reassignment”); provided, that, notwithstanding the terms of this Agreement and the Employment Agreement, in no event will a Reassignment constitute a termination by the Company without Cause or serve as a basis for Executive to terminate his employment with the Company for “Good Reason” (as defined in the Employment Agreement). Nothing herein shall be construed to prohibit Executive from interviewing for or accepting a position with a competitor of the Company prior to the Separation Date for employment to commence after the Separation Date, and such acceptance shall not be construed as a violation of this Agreement or the Employment Agreement and may not serve as a basis for a termination by the Company for “Cause”, so long as (i) the Effective Date and Second Release Effective Date occurs, (ii) Executive continues to comply with the Restrictive Covenants (as defined in Section 10), (iii) a for “Cause” termination does not occur, and (iv) Executive provides no services to, and does not commence employment with, such competitor until after the Separation Date.

3.Transition Period Compensation. During the Transition Period, subject to Executive’s continued compliance with the terms of this Agreement, Executive will (a) continue to receive his base salary at a rate of $725,000 per annum (“Base Salary”) in accordance with the Company’s regular payroll practices, (b) remain eligible to receive his Annual Incentive Award for the 2019 Bonus Year (as each such term is defined in the Employment Agreement) to the extent such bonus is earned based on actual achievement during the 2019 Bonus Year, as if Executive had continued to remained employed with the Company, and, to the extent earned (as determined in the Board’s sole discretion, without consideration of Executive’s transition and ultimate separation from the Company) at the same time that annual bonuses with respect to 2019 are paid to active employees of the Company, and (c) continue to participate in the Company’s benefit plans, subject to the eligibility provisions contained therein and on the same terms and conditions; provided, that the Company may modify or terminate any employee benefit plan or program at any time, in its sole discretion, if such modification or termination is consistent with the modification or termination for other similarly-situated employees of the Company.

4.Severance Benefits. Provided that (i) the Company does not terminate Executive’s employment for Cause and (ii) Executive (x) does not voluntarily terminate his employment with the Company for any reason prior to the Separation Date, (y) complies with the terms of this Agreement and the Restrictive Covenants at all times, and (z) the Second Release Effective

Date (as defined in Section 28) occurs, Executive or, in the event of Executive’s death, Executive’s estate (the “Estate”) will be eligible to receive the following severance benefits (collectively, the “Severance Benefits”):
(a)a 2020 Annual Incentive Award either (i) based on actual achievement during the 2020 Bonus Year, as if Executive had continued to remained employed with the Company or (ii) to the extent that the Company places Executive on Reassignment, at the “Target Bonus” amount of 150% of Executive’s base salary, but in each case, prorated to reflect the number of days during the 2020 Bonus Year that Executive was employed on and prior to the Separation Date. The 2020 Annual Incentive Award (to the extent payable in accordance with this Section 4(a), as determined in the Board’s sole discretion), will be paid at the same time that annual bonuses with respect to 2020 are paid to active employees of the Company. Notwithstanding the foregoing, in lieu of providing such 2020 Annual Incentive Award, the Board, the Company and Executive may mutually agree prior to the Separation Date to alternatively provide Executive with a specified 2020 Annual Incentive Award payment based on the expected (rather than actual) achievement during the remainder of the 2020 Bonus Year, with such payment (i) pro-rated to reflect the number of days during the 2020 Bonus Year that Executive was employed prior to the Separation Date and (ii) paid to Executive within thirty (30) days following the Separation Date;
(b)a one-time cash sale bonus (the “Sale Bonus”) if a membership interest purchase agreement is executed and the Company makes a public announcement (the “Signing”) for the anticipated sale of the Great Falls Refinery (the “GRF Sale”), in an amount equal to the following, depending on the applicable date of the Signing: (i) $1,000,000 if the Signing occurs prior to the end of Q2 of 2020; (ii) $750,000 if the Signing occurs prior to the end of Q3 of 2020; or (iii) $500,000 if the Signing occurs prior to the end of Q4 of 2020; provided, that, notwithstanding the foregoing, no Sale Bonus will be deemed earned until the Company’s successful completion of the GRF Sale. The Sale Bonus, if earned, will be paid in lump sum as soon as practicable following the closing of the GFR Sale; and
(c)the Company will cause Executive’s post-termination non-competition obligations set forth in Section 11(b)(i) through 11(b)(iv) of the Employment Agreement to be waived and of no further force or effect as of the Separation Date.

5.Equity Awards. Any unvested equity or equity based-awards held by Executive as of the Separation Date (collectively, the “Equity Awards”) will be immediately cancelled and forfeited in their entirety without any consideration. Any Equity Awards that are vested as of the Separation Date will be remain subject to the terms and conditions set forth in the Company’s equity incentive plan and the applicable governing documents and/or underlying award agreements thereunder (collectively, the “Equity Documents”).

6.Unemployment Compensation Benefits. The Company shall not contest any claim for unemployment compensation benefits Executive might file in connection with Executive’s termination, although the Company may correct any inaccuracies in Executive’s application regarding the Company.

7.Release by Executive.
(a)Executive acknowledges and agrees that Executive wishes to end his employment with the Company no later than the Separation Date and, as of the Effective Date, hereby knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) releases and forever discharges the Company and each of their respective past, present and future parents, subsidiaries, divisions, limited partnerships and affiliates, and each of their present, former and future direct or indirect owners, partners, insurers, managers, directors, officers, employees, attorneys, agents, benefit plans and plan administrators, shareholders and representatives, and each of their successors and assigns (collectively, the “Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter‑claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present and whether known or unknown, suspected, unsuspected or claimed (collectively, “Claims”) against the Released Parties which Executive or any of his heirs, executors, administrators or assigns, may have relating to any right or claim to employment beyond the Separation Agreement, including, but not limited to, under the Age Discrimination in Employment Act.
(b)Within twenty-one (21) days following the Separation Date, provided that the Company is in compliance with this Agreement, Executive shall re-execute this Agreement and thereby knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) release and forever discharge the Released Parties from any and all Claims against the Released Parties which Executive or any of his heirs, executors, administrators or assigns, may have (i) from the beginning of time through the date upon which Executive re-executes this Agreement; (ii) arising out of, or relating to, Executive’s employment with any Released Parties through the date upon which Executive re-executes this Agreement; (iii) that are arising out of, or relating to, any agreement with any Released Parties, including, but not limited to, the Employment Agreement, Equity Documents and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to Executive or in which Executive may participate, including, but not limited to, any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity or equity-based or cash-based incentive plans or programs of the Released Parties; (iv) that are arising out of, or relating to, Executive’s termination of employment from any of the Released Parties and/or (vi) that are arising out of, or relating to, Executive’s status as an employee, member, officer or director of any of the Released Parties, including, but not limited to, any allegation, claim or violation, arising under the Age Discrimination in Employment Act, as amended or under any other federal, state or local law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any Claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any Claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters.
(c)Executive understands that he may later discover Claims or facts that may be different than, or in addition to, those which he now knows or believes to exist with regards to the subject matter of this Agreement and the releases in this Section 7, and which, if known at the time of executing or re-executing this Agreement, may have materially affected this Agreement or Executive’s decision to enter into it or re-execute it. Executive hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.
(d)Nothing in this Section 7 shall release or impair (i) any Claim that may arise after the date Executive executes or re-executes (as applicable) this Agreement; (ii) any Claim or right that cannot be waived or released as a matter of law; (iii) any Claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise; and/or (iv) any vested benefits under a 401(k) plan on or prior to the Separation Date. Nothing in this Agreement is intended to prohibit or restrict Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment; provided, however, that Executive hereby waives the right to recover any monetary damages or other relief against any Released Parties; provided, however, that nothing in this Agreement prohibits Executive from receiving any monetary award to which Executive may become entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(e)Executive shall represent that Executive has made no assignment or transfer of any right or Claim covered by this Section 7 and that Executive further agrees that he is not aware of any such right or Claim covered by this Section 7.
(f)Executive acknowledges and agrees that the releases set forth in this Section 7 are an essential and material term of this Agreement and that without such waiver the Company would not have agreed to the terms of the Agreement.

8.Release by Company. On or about the Separation Date, provided that Executive is in compliance with this Agreement, the Company shall re-execute this Agreement and thereby knowingly and voluntarily release and forever discharge Executive from any and all Claims against Executive which the Company and its successors and assignees may have (i) from the beginning of time through the date upon which the Company re-executes this Agreement; (ii) arising out of, or relating to, Executive’s employment with any Released Parties. Notwithstanding the foregoing, the Company does not waive, release, or otherwise discharge (i) any Claim or cause of action that cannot legally be waived, (ii) any right that the Company may have with respect to the enforcement of the Restrictive Covenants (other than as modified herein) or any other provision of this Agreement that has application following Executive’s termination of employment with the Company, (iii) any Claim for fraud, illegal conduct or willful misconduct, (iv) any Claim that may arise after the Company’s re-execution of this Agreement, or (v) any Claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise.

9.Acknowledgements and Representations. Executive acknowledges and represents that (a) Executive has no known workplace injuries or occupational diseases; (b) Executive is unaware of the existence of any Claim(s) that have not been asserted in writing against any Released Party (whether by Executive or any other individual or entity); (c) to the best of Executive’s knowledge, Executive has not violated any policy or procedure applicable to the Released Parties during the course of Executive’s employment; and (d) to the best of Executive’s knowledge, neither Executive nor any other employee or other party has violated any law or regulation applicable to the Released Parties during the course of Executive’s employment. The Company represents that it is currently not aware, nor presently has the intention, of entering into a sale of the Company to any third party or otherwise engaging in any transaction that, in each case, would constitute a “change in control” (as defined under Section 409A).

10.Ongoing Obligations. Executive acknowledges that nothing in this Agreement shall limit or otherwise impact Executive’s continuing obligations to the Company or the Released Parties under any applicable policies, plans or agreements, including, but not limited to, those set forth in Sections 12 and 13 of this Agreement and Sections 10 through 12 of the Employment Agreement (as adjusted pursuant to the Modifications below and except as set forth in Section 4(c) above), which are incorporated herein, and any other confidentiality, non-competition (except as set forth in Section 4(c) above), non-solicitation, non-disparagement, confidentiality, or other applicable restrictive covenants to which Executive is bound, and Executive covenants and agrees to abide by all such continuing obligations (the foregoing continuing obligations (after giving effect to the Modifications) collectively, the “Restrictive Covenants”). Notwithstanding the terms of the Employment Agreement, in exchange for the consideration provided herein, the “Prohibited Period” definition set forth in Section 11(c) of the Employment Agreement shall be hereby amended and revised to extend the post-termination period from “12 months” to “24 months” (such amendment and revision, the “Modifications”).

11.Reasonableness. In executing (and re-executing) this Agreement, Executive gives the Company assurance that Executive has carefully read and considered all of the terms of this Agreement, including the Restrictive Covenants. Executive agrees that these restraints, as modified by this Agreement, are necessary for the reasonable and proper protection of the Company and its Confidential Information (as defined in the Employment Agreement) and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent Executive from obtaining other suitable employment during the period in which Executive is bound by the restraints. Executive acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and that Executive has sufficient assets and skills to provide a livelihood while such covenants remain in force. Executive further agrees that Executive will not challenge the reasonableness or enforceability of any of the Restrictive Covenants. It is also agreed that the Company will have the right to enforce all of Executive’s obligations to that member under this Agreement, including without limitation pursuant to this Section 11.

12.Cooperation; No Cooperation with Non-Governmental Third Parties. Executive agrees to reasonably respond to any questions from the Company regarding transition issues through March 31, 2021. Subject to Section 16 below, Executive agrees that, at all times at the Company’s request, Executive shall provide reasonable assistance to, and cooperate with, the Company with regard to any internal or external claims, charges, audits, investigations, contractual disputes and/or lawsuits involving Executive, or of which Executive may have knowledge, or in which Executive may be a witness. Such cooperation includes meeting with Company representatives and counsel for a reasonable amount of time to disclose such facts as Executive may know; preparing for any deposition, trial, hearing, or other proceedings; attending any deposition, trial, hearing or other proceeding to provide truthful testimony; and providing other assistance to the Company and its counsel in the defense or prosecution of litigation as may, in their sole judgment, be necessary. The Company shall make every reasonable effort to schedule such assistance at mutually convenient times and places, taking into account any employment constraints or other reasonable business or personal constraints that Executive may have. The Company shall reimburse Executive for reasonable expenses, such as travel and lodging and meal expenses, incurred by Executive solely in connection with Executive fulfilling his obligations under this Section 12 at the Company’s request, consistent with the Company’s generally applicable policies for expense reimbursements, and shall compensate Executive for any time spent by Executive complying with his obligations under this Section 12 that exceeds eighty (80) hours in the aggregate, at an hourly rate of $750 per hour; provided, that such payments will not be made to the extent prohibited under applicable law for any litigation-related testimony or otherwise. Subject to Section 16 below, Executive shall not knowingly encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any non-governmental third party against any of the Released Parties.

13.Mutual Non-Disparagement; No Hire.
(a)Executive shall not make any negative comments or disparage, demean, or otherwise communicate through any means, including social media, any information damaging or potentially damaging to the business or reputation of Released Parties or any of them to any third party, including, but not limited to, the media and business community and any past or present employees of the Company. Upon the Separation Date, the Company shall instruct the then-current members of the Board and the Company’s Executive Officers not to make any negative comments or disparage, demean, or otherwise communicate through any means, including social media, any information damaging or potentially damaging to the Executive’s business reputation. The foregoing will not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
(b)Executive shall use his reasonable best efforts to encourage current employees to remain with the Company. Executive agrees that he has and shall not, during the Transition Period and for the twenty-four (24) month period on and following the Separation Date, directly or indirectly, hire any employee of the Company. An employee is deemed covered by this Section 13(b) while so employed or retained.

14.Initial Consideration and Revocation Period. Executive acknowledges that he has twenty-one (21) calendar days to consider this Agreement, although he may sign it sooner. Executive has seven (7) calendar days after the date on which Executive executes this Agreement to revoke his consent to the Agreement. Such revocation must be in writing and must be e-mailed to Pete Andrich at pete.andrich@calumetspecialty.com. Notice of such revocation must be received within the seven (7) calendar days referenced above. In the event of such revocation by Executive, this Agreement shall be null and void in its entirety. Provided that Executive does not revoke his execution of this Agreement within such seven (7) day period, the “Effective Date” shall occur on the eighth calendar day after the date on which he initially signs it.

15.Return of Company Property. Within five (5) days following the Separation Date, or at any time prior thereto at the Company’s request, Executive shall return to the Company all Company property (including, but not limited to, id cards, Company identification cards or badges, a Company car, iPads, phones, computers, laptops, tablets, keys (including desk, office and building keys), electronic devices, cell phones, credit cards, office equipment, records, identification cards, files, reports, computer disks, rolodexes, passwords, access codes and documents, information, reports, files, memoranda, records, identification, hardware and software, and any physical or personal property of any nature that Executive received, prepared or helped prepare in connection with Executive’s employment and/or containing Company’s confidential or business information, whether in hard copy or electronic format (collectively, “Company Property”)). Executive hereby agrees that Executive will not retain any copies, duplicates, reproductions or excerpts of any such Company Property in any (including electronic) form.

16.Whistleblower Protections; Defend Trade Secrets Act. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede Executive (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures and Executive shall not be required to notify the Company that such reports or disclosures have been made. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

17.Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement will be interpreted to be in compliance therewith. In no event whatsoever will the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A. A termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms will mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if Executive is deemed on the date of termination to be a “specified employee” within the meaning under Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit will not be made or provided until the date which is the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 17 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) will be paid or reimbursed to Executive in a lump sum and any remaining payments and benefits due under this Agreement will be paid or provided in accordance with the normal payment dates specified for them herein. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A, (A) all expenses or other reimbursements hereunder will be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (B) any right to reimbursement or in-kind benefits will not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year will in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement is treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period is within the sole discretion of the Company. Notwithstanding any provision of this Agreement to the contrary, in no event will any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A.

18.No Admission of Wrongdoing. Executive agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by any Released Party of any improper or unlawful conduct.

19.Confidentiality of Agreement. Executive agrees that this Agreement is confidential and agrees not to disclose any information regarding the terms of this Agreement, except to his immediate family and any tax, legal or other counsel Executive has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone; provided, that nothing herein shall prohibit or prevent Executive or the Company from disclosing this Agreement and its terms pursuant to any state or federal regulatory or statutory obligation, including, but not limited to, any Securities and Exchange Commission disclosure or reporting obligations.

20.Compliance Certification. Executive hereby acknowledges and agrees that Executive is fully familiar with certain areas of the Released Parties’ operations, business practices, financial dealings, compliance measures and controls, personnel practices and policies, and other functions and personnel activities, over which Executive had direct and indirect authority or control during Executive’s employment with the Released Parties; and that the only present or potential violations of the Released Parties’ rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Released Parties or any of its managers, supervisors, owners, members, officers, or other employees, of which Executive is aware, if any, are fully set forth in the “Certification of Compliance” appended hereto as Exhibit A, which Executive shall execute and return to the Company as of the Separation Date.
21.Neutral Reference. The Company understands and agrees that any prospective employer of Executive who contacts the Company’s Vice President of Human Resources (or, to the extent the Vice President of Human Resources is unavailable, the Company’s General Counsel) for reference information about Executive shall be informed only of Executive’s dates of employment and Executive’s last job title.

22.Savings Clause. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable, this Agreement shall be enforceable as closely as possible to its original intent, which is to provide the Released Parties with a full release of all legally releasable claims through the date upon which Executive executes or re-executes this Agreement.

23.Governing Law. This Agreement will be governed, construed and interpreted under the laws of the State of Indiana, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws.

24.Incorporation; Survival. The Restrictive Covenants and Sections 13, 14, 15 and 17 of the Employment Agreement are hereby incorporated herein and will survive the Separation Date.

25.Each Party the Drafter. This Agreement, and the provisions contained in it, shall not be construed or interpreted for, or against, any party to this Agreement because that party drafted or caused that party’s legal representatives to draft any of its provisions.

26.Assignment; Third-Party Beneficiaries. This Agreement is personal to Executive and may not be assigned by Executive. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company. This Agreement is binding on, and will inure to the benefit of, the Released Parties. The Released Parties are expressly intended to be third-party beneficiaries of the releases set forth in Section 7, and it may be enforced by each of them.

27.Entire Agreement; No Oral Modifications; Counterparts. This Agreement, the Equity Documents and the sections of the Employment Agreement referenced or incorporated herein set forth the parties’ entire agreement with respect to their subject matter and shall supersede all prior and contemporaneous communications, agreements and understandings, written or oral, with respect hereto and thereto. This Agreement may not be modified or amended unless mutually agreed to in writing by the parties. This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument. A faxed, .pdf-ed or electronic signature shall operate the same as an original signature.

28.Re-Execution of Agreement. The Company’s obligations under Section 4 of this Agreement are strictly contingent upon Executive’s or the Estate’s (as applicable) re-execution and non-revocation of this Agreement within twenty-one (21) days following the Separation Date. The date of Executive’s or the Estate’s (as applicable) re-execution of this Agreement is referred to herein as the “Re-Execution Date”. By re-executing this Agreement, Executive or the Estate (as applicable) advances to the Re-Execution Date Executive’s general waiver and release of all Claims against the Released Parties and the other covenants set forth in Section 7 of this Agreement. Executive or the Estate (as applicable) has seven (7) calendar days from the Re-Execution Date to revoke his or the Estate’s (as applicable) re-execution of the Agreement. Such revocation must be in writing and must be e-mailed to Pete Andrich at pete.andrich@calumetspecialty.com. Notice of such revocation must be received within the seven (7) calendar days referenced above. In the event of such revocation by Executive or the Estate (as applicable), the date of the releases and covenants set forth in Section 7 of this Agreement shall not be advanced, but shall remain effective up to and including the date upon which Executive or the Estate originally signs this Agreement. Provided that Executive or the Estate (as applicable) does not revoke his or the Estate’s re-execution of this Agreement within such seven (7) day period, the “Second Release Effective Date” shall occur on the eighth calendar day after the date on which he or the Estate re-executes it.

29.Twenty-One (21) Day Review Period Not Increased by Changes. Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period set forth in Section 14 of this Agreement.

30.Termination. Notwithstanding any terms of this Agreement or the Employment Agreement, the parties hereby agree that Executive’s termination of employment as contemplated by this Agreement is due to a termination by Executive without Good Reason (as defined in the Employment Agreement), and nothing herein shall serve as a basis for Executive to raise Good Reason.

31.Voluntary Agreement. EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT (a) EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT; (b) EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; (c) EXECUTIVE HAS HAD AMPLE TIME TO CONSIDER THIS AGREEMENT; (d) THE COMPANY HAS ADVISED EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT PRIOR TO EXECUTING AND RE-EXECUTING THIS AGREEMENT; (e) EXECUTIVE HAS EXECUTED AND RE-EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH AN INTENT TO BE BOUND BY THIS AGREEMENT IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION TO WHICH EXECUTIVE WOULD NOT BE ENTITLED IN THE ABSENCE OF EXECUTING (AND RE-EXECUTING) AND NOT REVOKING THIS AGREEMENT; AND (f) EXECUTIVE HAS FULL POWER AND AUTHORITY TO RELEASE EXECUTIVE’S CLAIMS (UPON BOTH EXECUTION AND RE-EXECUTION OF THIS AGREEMENT) AS SET FORTH HEREIN AND HAS NOT ASSIGNED ANY SUCH CLAIMS TO ANY OTHER INDIVIDUAL OR ENTITY.

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IN WITNESS WHEREOF, the parties hereto have executed and re-executed this Agreement (as applicable) as of the below-indicated dates.
CALUMET GP, LLC (for itself and on behalf of the Company)
By: /s/ Pete Andrich
Name: Pete Andrich
Title: HR Vice President
Dated: 3/11/2020

EXECUTIVE
/s/ Timothy Go
Timothy Go
Dated: 3/11/2020

RE-EXECUTED
NOT TO BE SIGNED PRIOR TO LAST DAY OF EMPLOYMENT

CALUMET GP, LLC(for iteself and on behalf of the Company)
By: ___________________

Name: ___________________

Title: ___________________

Dated: ___________________

Timothy Go______________________________
Dated:    ______________________________

Certification of Compliance
I, Timothy Go, hereby confirm that I am fully familiar with certain areas of the Company’s operations, business practices, financial dealings, compliance measures and controls, personnel practices and policies, and other functions and personnel activities, over which I had direct and indirect authority or control during my employment with the Company; and that the only present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which I am aware, if any, are fully set forth in this Certification of Compliance as indicated below (and on additional attached pages, if necessary):
_____I am not aware of any present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, as of the date below.
_____The only potential or real violation(s) of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which I am aware as of the date below is (are) as follows:

Timothy Go	Date